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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statements on Form S-8 for the AT&T Wireless Services 2001 Long Term Incentive Plan, Employee Stock Purchase Plan, Adjustment Plan, and 401(k) Savings Plan (Registration No. 333-64484), Form S-4/A for the AT&T Wireless Services 25,000,000 Common Shares (Registration No. 333-66592), and Form S-3/A for the AT&T Wireless Services $4,000,000,000 of debt and equity securities (Registration No. 333-74884), of our report dated January 29, 2002, except for note 20, as to which the date is March 7, 2002, relating to the consolidated financial statements of AT&T Wireless Services, Inc. and subsidiaries, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 29, 2002 relating to the consolidated financial statement schedule, which appears in this Form 10-K.

                                            /s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
March 25, 2002